UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On November 17, 2004, the Registrant entered into an Equity Distribution Agreement among the Registrant, the Registrant's wholly-owned subsidiary, American Premier Underwriters, Inc. and UBS Securities LLC. The Equity Distribution Agreement provides that the Registrant and the selling shareholder may offer and sell up to 3,000,000 shares and 1,361,711 shares, respectively, of the Registrant's common stock from time to time through UBS Securities LLC. The Registrant presently intends to offer and sell between $20 million and $30 million of common stock pursuant to the Equity Distribution Agreement annually, depending upon market conditions.

The common stock will be sold under the Registrant's Form S-3 Registration Statement (File No. 333-117010). The Registration Statement provided that the Registrant and the selling shareholder may sell up to $600,000,000 and 1,361,711 shares, respectively, of common stock, but the Equity Distribution Agreement, as executed, contained the terms outlined above.

This Current Report on Form 8-K is being filed for the purpose of filing the Equity Distribution Agreement as an exhibit to the Registration Statement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information.  Not applicable.
    Exhibits

Exhibit No.	Description

99.1	Equity Distribution Agreement among the Registrant, the Registrant's wholly-owned subsidiary, American Premier Underwriters, Inc. and UBS Securities LLC, dated November 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: November 18, 2004
By: Karl J. Grafe
Karl J. Grafe
Vice President